As filed with the Securities and Exchange Commission on August 11, 2014
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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LADENBURG THALMANN FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0701248
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

LADENBURG THALMANN FINANCIAL SERVICES INC. AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN
(Full Title of the Plan)

Richard J. Lampen
President and Chief Executive Officer
Ladenburg Thalmann Financial Services Inc.
4400 Biscayne Boulevard, 12th Floor
Miami, Florida 33137
(Name and Address of Agent For Service)

(305) 572-4100
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Brian L. Heller, Esq.	Robert L. Grossman, Esq.
Senior Vice President – Business and Legal Affairs	Greenberg Traurig, P.A.
Ladenburg Thalmann Financial Services Inc.	333 SE 2nd Avenue, Suite 4400
4400 Biscayne Blvd., 12th Floor	Miami, Florida 33131
Miami, Florida 33137	(305) 579-0500
(305) 572-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.0001 per share (reserved for issuance under the Ladenburg Thalmann Financial Services Inc. Amended and Restated 2009 Incentive Compensation Plan (the “Plan”))	20,000,000	$3.27	$65,400,000.00	$8,423.52

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares of common stock, par value $0.0001 per share (“Common Stock”), of the registrant as may become issuable under the Plan as a result of a stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices per share of Common Stock as reported on the NYSE MKT on August 4, 2014.
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EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Ladenburg Thalmann Financial Services Inc., a Florida corporation, for the purpose of registering a total of 20,000,000 additional shares of its common stock, par value $0.0001 per share, issuable pursuant to the Ladenburg Thalmann Financial Services Inc. Amended and Restated 2009 Incentive Compensation Plan for which previously filed Registration Statement on Form S-8 (Registration No. 333-163007) is effective (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 11th day of August, 2014.

LADENBURG THALMANN FINANCIAL SERVICES INC. By: /s/ Brett H. Kaufman Name: Brett H. Kaufman Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Lampen, Brian L. Heller and Brett H. Kaufman and each of them acting alone, with full power to act without the others, such person’s true and lawful attorneys‑in‑fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post‑effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys‑in‑fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys‑in‑fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Lampen Richard J. Lampen	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2014

/s/ Brett H. Kaufman Brett H. Kaufman	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	August 11, 2014

/s/ Henry C. Beinstein Henry C. Beinstein	Director	August 11, 2014

/s/ Phillip Frost, M.D. Phillip Frost, M.D.	Director	August 11, 2014

/s/ Brian S. Genson Brian S. Genson	Director	August 11, 2014

/s/ Saul Gilinski Saul Gilinski	Director	August 11, 2014

/s/ Dmitry Kolosov Dmitry Kolosov	Director	August 11, 2014

/s/ Dr. Richard M. Krasno Dr. Richard M. Krasno	Director	August 11, 2014

/s/ Howard M. Lorber Howard M. Lorber	Director	August 11, 2014

/s/ Jeffrey S. Podell Jeffrey S. Podell	Director	August 11, 2014

/s/ Richard J. Rosenstock Richard J. Rosenstock	Director	August 11, 2014

/s/ Jacqueline M. Simkin Jacqueline M. Simkin	Director	August 11, 2014

/s/ Mark Zeitchick Mark Zeitchick	Director	August 11, 2014

EXHIBIT INDEX

Exhibit Number	Description
4.1	Articles of Incorporation, filed as Exhibit 3.1 to our Registration Statement on Form SB-2 (File No. 333-31001), filed with the SEC on January 8, 1997 and incorporated by reference herein.
4.2
Articles of Amendment to Articles of Incorporation, dated August 24, 1999, filed as Exhibit 3.2 to our annual report on Form 10-K, filed with the SEC on November 22, 1999 and incorporated by reference herein.

4.3
Articles of Amendment to Articles of Incorporation, dated April 3, 2006, filed as Exhibit 3.1 to our quarterly report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on July 27, 2006 and incorporated by reference herein.

4.4	Articles of Amendment to Articles of Incorporation, dated May 9, 2013, filed as Exhibit 3.1 to our current report on Form 8-K, filed with the SEC on May 15, 2013 and incorporated by reference herein.
4.5
Articles of Amendment to Articles of Incorporation, dated May 21, 2013, filed as Exhibit 3.6 to our Registration Statement on Form 8-A, filed with the SEC on May 24, 2013 and incorporated by reference herein.

4.6
Articles of Amendment to Articles of Incorporation, dated June 20, 2013, filed as Exhibit 3.1 to our current report on Form 8-K, filed with the SEC on June 25, 2013 and incorporated by reference herein.

4.7
Articles of Amendment to Articles of Incorporation, dated June 9, 2014, filed as Exhibit 3.1 to our current report on Form 8-K, filed with the SEC on June 13, 2014 and incorporated by reference herein.

4.8
Articles of Amendment to Articles of Incorporation, dated June 25, 2014, filed as Exhibit 3.1 to our quarterly report on Form 10-Q, filed with the SEC on August 11, 2014 and incorporated by reference herein.

4.9	Amended and Restated Bylaws, filed as Exhibit 3.2 to our current report on Form 8-K, filed with the SEC on September 21, 2007 and incorporated by reference herein.

5.1	Opinion of Greenberg Traurig, P.A.
23.1	Consent of EisnerAmper LLP.
23.2	Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature pages hereto).